                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements No. 333-74347, No. 333-20963, and No. 33-51863 of Fedders Corporation on Form S-8 of our report dated October 12, 2001, appearing in the Annual Report on Form 10-K of Fedders Corporation for the year ended August 31, 2001.

/s/ Deloitte & Touche LLP
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Parsippany, New Jersey
November 29, 2001